EXHIBIT 99.1

PRIVATE EQUITY LINE FINANCING AGREEMENT

PRIVATE EQUITY LINE FINANCING AGREEMENT (this “Agreement”), dated as of June 11, 2002, between DENDREON CORPORATION, a Delaware corporation (the “Company”), and BNY CAPITAL MARKETS, INC., a registered broker dealer organized under the laws of New York and a subsidiary of The Bank of New York (the “Investor”).

WITNESSETH:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Investor from time to time as provided herein, and the Investor shall purchase from the Company, up to 4.8 million shares of Common Stock for an aggregate purchase price up to $25,000,000 on a private placement basis pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933;

WHEREAS, the Investor shall be entitled to resell shares of Common Stock acquired hereunder pursuant to a resale registration statement established by the Company pursuant to the terms of the Registration Rights Agreement between the Company and the Investor which shall be declared effective by the Commission prior to the delivery of a Draw Down Notice hereunder; and

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.    Certain Definitions.    For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Amount” shall mean the number of Draw Down Shares that the Investor has committed to sell on any Trading Day during the Valuation Period.

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Average Daily Trading Volume” with respect to any Draw Down effected by the Company shall mean the average daily volume of shares of Common Stock traded on the Principal Market as reported by Bloomberg Financial during the Pre-valuation Period.

“Bloomberg Financial” shall mean Bloomberg Financial Markets or an equivalent reliable reporting service reasonably acceptable to the Company and hereafter designated by the Investor.

“Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation (or any duly authorized committee thereof); (ii) with respect to a partnership, the Board of Directors (or any duly authorized committee thereof) of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock, of such Person.

“Change in Control” means (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Closing” shall have the meaning set forth in Section 2.02.

“Closing Date” shall mean the date on which the Closing occurs.

“Comfort Letter” shall mean a letter from Ernst & Young LLP or another “Big Four” independent public accounting firm, in form and substance reasonably satisfactory to the Investor, addressed to the Investor and dated as of the Effective Date or the filing date of any Current Report on Form 8-K incorporated by reference into the Registration Statement, if such report contains substantial financial information, (i) confirming that they are independent auditors within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the Effective Date or filing date, as applicable, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings included in the Registration Statement or Form 8-K, as applicable.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Period” shall mean the period commencing on the Effective Date and expiring on the earliest to occur of (x) the date on which the Investor shall have purchased Draw Down Shares pursuant to this Agreement for an aggregate Purchase Price of $25,000,000, (y) the date this Agreement is terminated pursuant to Article VII and (z) the second anniversary of the date of this Agreement.

“Common Stock” shall mean the Company’s Common Stock, $0.001 par value per share.

“Common Shares” shall mean shares of the Company’s Common Stock issued or issuable pursuant to this Agreement.

“Continuing Directors” shall mean as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Agreement; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the members of the Board of Directors of the Company who either were members of the Board of Directors of the Company on the date of this Agreement or whose nomination for election or election was previously so approved by a majority of the Board of Directors of the Company on the date of this Agreement or other directors so nominated or elected.

“Cumulative Pro Rata Daily $ Amount” shall mean the quotient of the Remaining Draw Down $ Amount divided by the number of Trading Days remaining in the Valuation Period, with respect to any Trading Day during a Valuation Period.

“Daily Closing Price” shall mean the daily closing price of the Company’s Common Stock on the Principal Market.

“Daily Purchased Share Amount” shall mean the number of Draw Down Shares to be purchased by the Investor with respect to any Trading Day during a Valuation Period, determined as forth in Section 2.03(c).

“Draw Down” shall mean each occasion the Company elects to exercise its right to deliver a Draw Down Notice requiring the Investor to purchase the Common Shares as specified in such Draw Down Notice, subject to the terms and conditions of this Agreement.

“Draw Down Cancellation” shall have the meaning set forth in Section 6.04(a).

“Draw Down Cancellation Date” shall have the meaning set forth in Section 6.04(a).

“Draw Down Cancellation Notice” shall have the meaning set forth in Section 6.04(a).

“Draw Down Date” shall mean any Trading Day during the Commitment Period that a Draw Down Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 2.03(b) hereof.

“Draw Down Notice” shall mean a written notice to the Investor delivered in accordance with this Agreement in the form attached hereto as Exhibit A setting forth the Investment Amount that the Company intends to sell to the Investor pursuant to such Draw Down and the Floor Price applicable to such Draw Down.

“Draw Down Share Limitation” shall have the meaning set forth in Section 2.01(c).

“Draw Down Shares” shall mean all shares of Common Stock issued or issuable pursuant to a Draw Down that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“DWAC Transfer” shall have the meaning set forth in Section 2.04.

“Effective Date” shall mean the date on which the Commission first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 6.02(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Floor Price” shall mean the lowest Daily Closing Price (before taking into account any discount used to calculate the Purchase Price hereunder) at which the Company will sell its Common Stock as specified in the Draw Down Notice delivered in connection with any Draw Down effected pursuant to this Agreement, but in no event shall the Floor Price be less than $3.00.

“Food and Drug Act” shall mean the Federal Food, Drug and Cosmetic Act, 21 U.S.C. sections 301 et seq. and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal or state government or political subdivision thereof and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Investment Amount” shall mean the aggregate dollar amount (within the range specified in Section 2.03) of any Draw Down Shares to be purchased by the Investor with respect to any Draw Down affected by the Company in accordance with Section 2.03 hereof.

“Material Adverse Effect” has the meaning of a material adverse effect on the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or any adverse effect on the Company’s ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, each of the Transaction Documents.

“Maximum Draw Down Amount” with respect to any Draw Down effected by the Company in accordance with Section 2.03 hereof shall mean the lesser of (i) $1,500,000 and (ii) 15% of the product of (x) the average of the Daily Closing Prices for each of the Trading Days in the Pre-valuation Period., multiplied by (y) the Average Daily Trading Volume during the Pre-valuation Period, multiplied by (z) the Valuation Day Number.

“Maximum Share Amount” shall have the meaning set forth in Section 2.01(c).

“Minimum Draw Down Amount” shall mean $300,000.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Pre-valuation Period” means the number of Trading Days immediately preceding the applicable Draw Down Date that is equal to the number of Valuation Days in the applicable Valuation Period.

“Principal Market” shall mean the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“Prospectus Supplement” shall have the meaning set forth in Section 6.02(k).

“Purchase Price” with respect to each Trading Day during a Valuation Period shall mean 97% of the Daily Closing Price for such Trading Day.

“Registrable Securities” shall have the meaning given such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities entered into between the Company and the Investor as of the Closing Date.

“Registration Statement” shall have the meaning given such term in the Registration Rights Agreement.

“Remaining Draw-down Amount” is the Investment Amount less the dollar amount of the Common Shares to be purchased through the previous Trading Day (in each case computing the dollar amount of the Common Shares so purchased based on the applicable Purchase Price therefor).

“Sale Price” means the price per share of a sale of the Common Stock on the Principal Market, which sale is not executed by or on behalf of the Investor or any Affiliate thereof.

“SEC Reports” means the Company’s Annual Report on Form 10-K for the year-ended December 31, 2001, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, the Company’s definitive proxy statement, filed April 12, 2002, and when used in reference to dates after the date of this Agreement, reports and documents filed by the Company hereafter under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” shall mean the second Trading Day immediately following the last Trading Day of the Valuation Period.

“Trading Day” shall mean any day during which the Principal Market shall be open for trading.

“Transaction Documents” means, collectively, this Agreement and the Registration Rights Agreement.

“Valuation Day” means a Trading Day within the applicable Valuation Period.

“Valuation Day Number” shall mean the number of Trading Days in the applicable Valuation Period.

“Valuation Period” shall mean the period of one (1) to five (5) consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Draw-Down Notice) following the Trading Day on which a Draw Down Notice is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

ARTICLE II

SALE AND PURCHASE OF COMMON STOCK

SECTION 2.01.    Investments.    (a)  Purchase and Sale of Common Stock.    Subject to the terms and conditions of this Agreement, the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, up to 4.8 million shares of the Company’s Common Stock (subject to the Maximum Share Amount), based on such number of Draw Downs (subject to the Maximum Draw Down Amount, the Draw Down Share Limitation and the Minimum Draw Down Amount) as the Company, in its sole discretion, shall choose to deliver during the Commitment Period until the aggregate Investment Amount with respect to Common Shares purchased under this Agreement equals $25,000,000 or this Agreement is otherwise terminated.

(b)  Draw Downs.    Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which the conditions set forth in Section 6.02 and 6.03 hereof have been satisfied, the Company may exercise a Draw Down by the delivery of a Draw Down Notice, executed by the Chief Executive Officer, Chief Financial Officer, or other officer of the Company as designated in writing by the Chief Executive Officer, to the Investor. The aggregate number of Draw Down Shares that the Investor shall be obligated to purchase pursuant to such Draw Down shall be the sum of the Draw Down Shares issuable in respect of each day during the Valuation Period, determined on a daily basis during the applicable Valuation Period in accordance with Section 2.03(c) below (unless Common Shares may not be sold in respect of any Trading Day during the Valuation Period as provided by this Agreement). Each Draw Down will be settled on the applicable Settlement Date following the Draw Down Date.

(c)  Maximum Amount of Draw Down Shares.    No more than 4.8 million shares of Common Stock, which number the Company warrants represents less than 19.9% of the shares of Common Stock outstanding as of the Closing Date (the “Maximum Share Amount”) may be issued and sold pursuant to all Draw Downs hereunder. No shares of Common Stock (the “Draw Down Share Limitation”) may be issued and sold in any Draw Down hereunder if and to the extent that such issuance and sale would result in the Investor, together with its Affiliates, being deemed to beneficially own more than 9.99% of the Company’s outstanding Common Stock immediately after giving effect to such issuance and sale. Beneficial ownership for purposes of this paragraph shall be calculated in accordance with Section 13(d) of the Exchange Act. The Investor will exercise its commercially reasonable best efforts to ensure that the ceiling does not bar purchases of the Company’s Common Stock by the Investor as provided in this Agreement.

SECTION 2.02.    Effectiveness.    The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company and the Investor shall execute and deliver the Registration Rights Agreement; (ii) the Company shall deliver to the Investor a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby (including, without limitation, the reservation and issuance of the Common Stock pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed any Transaction Document for or on behalf of the Company; (iii) the Company shall deliver to the Investor a certificate executed by the Chief Executive Officer, Chief Financial Officer or other officer designated in writing by the Chief Executive Officer of the Company, signing in such capacity, dated the date of the Closing, confirming the accuracy of the representations and warranties of the Company contained in this Agreement; (iv) Cooley Godward LLP, counsel to the Company, shall deliver to the Investor an opinion, dated the date of the Closing and addressed to the Investor, substantially in the form of Exhibit B attached hereto; and (v) the Company shall pay the expenses set forth in Section 9.02 hereof by wire transfer to the account designated by the Investor in writing prior to the Closing.

SECTION 2.03.    Mechanics of Draw Downs.    (a)  Draw Down Notice.    On any Trading Day during the Commitment Period, the Company may deliver a Draw Down Notice to the Investor, subject to the satisfaction of the conditions set forth in Sections 6.02 and 6.03; provided, however, that the Investment Amount for each Draw Down as designated by the Company in the applicable Draw Down Notice shall be neither less than the Minimum Draw Down Amount nor more than the Maximum Draw Down Amount and the number of Draw Down Shares shall be subject to the Maximum Share Amount and shall not exceed the Draw Down Share Limitation (as determined as of the applicable Draw Down Date); provided further, however, that if the Maximum Draw Down Amount as of the applicable Draw Down Date is less than the Minimum Draw Down Amount, the Company shall not be entitled to deliver any such Draw Down Notice.

(b)  Delivery of Draw Down Notice.    A Draw Down Notice shall be deemed delivered on (i) the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by the Investor if received prior to 12:00 noon, New York City time on such Trading Day, or (ii) in the event it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or telephone (including voicemail message)) subsequent to 12:00 noon, New York City time, on a Trading Day, the immediately succeeding Trading Day. No Draw Down Notice may be delivered other than on a Trading Day during the Commitment Period.

(c)  Determination of Draw Down Shares Issuable.    Subject to Section 2.03(d) and (e) hereof, the number of Draw Down Shares to be purchased by the Investor with respect to any Draw Down shall be determined daily and shall equal the sum of the Daily Purchased Share Amounts during the applicable Valuation Period, calculated as follows:

For each Valuation Day, other than the last Valuation Day, the Daily Purchased Share Amount shall equal the quotient of (x) the Cumulative Pro Rata Daily $ Amount divided by (y) the Purchase Price on the immediately preceding Trading Day. For the last Valuation Day, the Daily Purchased Share Amount shall equal the quotient of (x) the Remaining Draw-down Amount divided by (y) the Purchase Price for such Valuation Day. Exhibit C to this Agreement is a true and correct example of the foregoing calculation provided for illustrative purposes.

(d)  Floor Price Limitation.    If the Sale Price on any Trading Day during a Valuation Period is less than the Floor Price specified in the applicable Draw Down Notice (a “Floor Price Termination Day”), the Company shall not sell and the Investor shall not purchase the Draw Down Shares otherwise to be purchased for the remainder of such Floor Price Termination Day and for any remaining Trading Days in such Valuation Period. In such case, (i) the Daily Purchased Share Amount for the Floor Price Termination Day shall be deemed to equal the

Actual Sold Amount on such Floor Price Termination Day, (ii) the purchase price for such shares shall be equal to 97% of the sales proceeds received by the Investor in respect of the Actual Sold Amount on such Floor Price Termination Day, (iii) the Valuation Period for such Draw Down shall end on the Floor Price Termination Day, (iv) the Investment Amount relating to such Draw Down shall be reduced by the Remaining Draw Down Amount and (v) the Draw Down shall remain effective as to the portion of the Investment Amount not terminated pursuant to the foregoing.

(e)  Minimum Trading Hours Limitation.    In the event that the Common Stock is not listed and approved for trading on a Principal Market and free from any halts or suspensions of trading (whether imposed generally on such Principal Market or specifically with respect to the Common Stock) for a period of at least six (6) hours on any Trading Day during a Valuation Period (a “Trading Halt Termination Day”), then the Company shall not sell and the Investor shall not purchase the Draw Down Shares otherwise to be purchased in respect of such Trading Day except as specified in the following sentence . In such case, (i) the Daily Purchased Share Amount for the Trading Halt Termination Day shall be deemed to equal the Actual Sold Amount on such Trading Halt Termination Day prior to the commencement of such halt or suspension, (ii) the purchase price for such shares shall be equal to the lower of (x) the Purchase Price for such Trading Halt Termination Day and (y) 97% of the sales proceeds received by the Investor in respect of the Actual Sold Amount on such Trading Halt Termination Day, (iii) the Valuation Period for such Draw Down shall end on the Trading Halt Termination Day, (iv) the Investment Amount relating to such Draw Down shall be reduced by the Remaining Draw Down Amount and (v) the Draw Down shall remain effective as to the portion of the Investment Amount not terminated pursuant to the foregoing. Upon the request of the Company, the Investor will provide the Company with copies of reasonable documentation or other support confirming the Daily Purchased Share Amount for each Trading Halt Termination Day and Floor Price Termination Day.

SECTION 2.04.    Settlements.    Subject to the provisions of Section 6.04, on each Settlement Date the Company shall, unless the Investor otherwise instructs the Company to transmit shares of Common Stock to the Investor by other means, cause the Transfer Agent to electronically transmit shares of Common Stock to the Investor (by crediting the account of the Investor’s prime broker, as designated by the Investor, with The Depository Trust Company through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”)) representing the Draw Down Shares to be purchased by the Investor on such Settlement Date with respect to the Draw Down Period immediately preceding such Settlement Date pursuant to Section 2.03(c) hereof against delivery by the Investor of the portion of the Investment Amount representing the Draw Down Shares to be purchased on such Settlement Date by wire transfer of immediately available funds to an account designated in writing by the Company at least one Trading Day prior to the Settlement Date. In addition, on or prior to each such Settlement Date, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. The Investor acknowledges that although the Draw Down shares acquired from the Company pursuant to a DWAC Transfer do not bear a restrictive legend, they constitute “restricted securities” within the meaning of the Securities Act and the Investor agrees it will transfer the Draw Down Shares through the facilities of The Depository Trust Company only pursuant to the Registration Statement and in compliance with the prospectus delivery requirements under the Securities Act or pursuant to a transaction exempt from registration under the Securities Act.

SECTION 2.05.    Damages for Late Delivery or Non-Delivery of Draw Down Shares; Investor Right to Void Draw Down Notice.    (a)  In the event the Draw Down Shares are not delivered by the Company by a date that is no more than two Trading Days following any Settlement Date, the Company will pay the Investor the actual damages, if any, incurred by the Investor as a result of such late delivery or non-delivery. For purposes of the foregoing, the actual damages of the Investor shall mean the actual costs, penalties and interest expense incurred by the Investor resulting from its failure to deliver on the Settlement Date any Draw Down Shares it was entitled to receive from the Company on any Settlement Date, but did not receive by the date that is two Trading Days following such Settlement Date, to any unaffiliated third party to whom it had agreed to deliver shares of Common Stock. The Investor agrees to act in good faith to minimize its actual damages in any such event and shall provide the Company with a detailed calculation of its actual damages and supporting documentation therefore. Except as provided by Section 2.05(c) below, such amount may be offset by the Investor against the portion of the Investment Amount otherwise payable by the Investor with respect to such Draw Down Shares or future payment obligations of the Investor with respect to subsequent Draw Down Notices. No amounts shall be payable in the event the Investor does not incur any actual damages.

(b)  The Company may not deliver a Draw Down Notice in the event (1) all prior required deliveries of Draw Down Shares have not been made or (2) the Company has not paid any amounts owed to the Investor pursuant to Section 2.05(a) unless, in connection with such notice, the Company shall have advised the Investor in writing that the Investor may offset the amounts payable by the Company (which amount shall be set forth in such notice and shall be consistent with the Investor’s calculation thereof) against the portion of the Investment Amount otherwise payable by the Investor with respect to such Draw Down Notice.

(c)  In the event the Company, acting in good faith, disputes in writing the determination by the Investor of the amount of its actual damages resulting from the failure of the Company to deliver Draw Down Shares on a Settlement Date (or deliver such Draw Down Shares at all), the Company may continue to deliver Draw Down Notices for a period of 30 days following such Settlement Date without paying the Investor such damages, whether in cash or by offset, provided that the aggregate Investment Amount drawn down during such 30-day period does not exceed $6,000,000. Notwithstanding any payment of damages by the Company, whether in cash or by offset, if the Company, acting in good faith, disputes the determination by the Investor of the amount of its actual damages, such payment shall in no manner constitute an agreement by the Company with the Investor’s calculations. The Company may deliver Draw Down Notices for up to an additional 90 days from the date of payment (not to extend beyond 120 days from the applicable Settlement Date) while the Company challenges the Investor’s calculations. If the Company and the Investor have not resolved their dispute by such time as to the amount of actual damages incurred by the Investor, the ability of the Company to deliver Draw Down Notices shall thereafter be suspended until such matter is resolved.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to the Investor to enter into this Agreement, the Company hereby represents and warrants to the Investor that, except as set forth on the Disclosure Schedules delivered by the Company to the Investor concurrently with the execution and delivery of this Agreement, on and as of the date of this Agreement:

SECTION 3.01.    Organization and Standing.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority necessary for it to own its properties and assets and to carry on its business as it is now being conducted (and, to the extent described therein, as described in the SEC Reports). The Company is duly qualified to transact business and is in good standing in each foreign jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

SECTION 3.02.    Securities of the Company.    The authorized Capital Stock of the Company consists of 80,000,000 shares of common stock and 10,000,000 shares of preferred stock; as of May 24, 2002, 25,165,069 shares of Common Stock, and no shares of preferred stock were outstanding and as of June 7, 2002, 6,771,665 shares of Common Stock were reserved for issuance upon exercise of outstanding convertible securities, warrants or options or pursuant to the Company’s 1993 Stock Option Plan, 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, and 2002 Broad Based Equity Incentive Plan (the “Plans”). Except as set forth in the SEC Reports, the Company has no other authorized, issued or outstanding equity securities, or any other securities convertible into, exchangeable for or entitling any person to otherwise acquire any other securities of the Company containing any equity features except for warrants to purchase 598,337 shares of Common Stock held by several holders ( including warrants for 60,000 shares issued to Shoreline Pacific L.L.C. in connection with this transaction). The Company has no stock option, incentive or similar plan other than the Plans. All of the outstanding shares of Capital Stock of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable. The Common Shares (in an amount up to the Maximum Share Amount) have been duly and validly authorized and have been duly reserved for issuance, and will remain available for issuance, pursuant to this Agreement. When issued against payment therefore as provided in this Agreement, the Common Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive rights, claims, liens, charges, encumbrances and security interests of any nature whatsoever. Except as set forth in this Section 3.02 or the SEC Reports, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Common Stock of the Company or any other securities of the Company of any kind binding on the Company. The issuance of the Common Shares pursuant to this Agreement is not subject to any preemptive rights, or rights of first refusal. Except as otherwise required by law, there are no restrictions upon the voting or transfer of any shares of the Company’s Common Stock pursuant to the Company’s Certificate of Incorporation or bylaws. Except as provided herein or in the other Transaction Documents, there are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Common Stock.

SECTION 3.03.    Authorization; Enforceability.    The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Transaction Documents to be executed, delivered or performed by it and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions to be performed by it contemplated by, the Transaction Documents. No other corporate proceeding on the part of the Company is necessary, and no consent of any shareholder of the Company is required, for the valid execution and delivery by the Company of the Transaction Documents, and the performance and consummation by the Company of the transactions contemplated by the Transaction Documents to be performed by the Company. The Company has duly executed and delivered, or concurrently herewith is executing and delivering, each of the Transaction Documents. Assuming the due execution of this Agreement and the

Registration Rights Agreement by the Investor, this Agreement and the Registration Rights Agreement constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with each of their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by limitations imposed by law and public policy on indemnification or exculpation).

SECTION 3.04.    No Violation; Consents.

(a)  The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby to be performed by the Company do not (i) contravene the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its respective property or assets is bound, (ii) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default or give rise to an event of acceleration under any contract, lease, loan or credit agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its respective properties or assets is subject, except where such contravention, violation, breach, default or event could not reasonably be expected to result in a Material Adverse Effect, nor result in the creation or imposition of any lien, security interest, charge or encumbrance of any kind upon any of the properties, assets or Capital Stock of the Company, or (iii) violate any provision of the organizational and other governing documents of the Company.

(b)  No consent, approval, authorization or order of, or filing or registration with, any court or Governmental Authority or other Person is required to be obtained or made by the Company for the execution, delivery and performance by the Company of the Transaction Documents or the consummation by the Company of any of the transactions contemplated thereby (other than (i) the registration of the resale of the Common Shares with the Commission and (ii) the filing of a Form D with the Commission and compliance with any state “blue sky” laws as contemplated by the Registration Rights Agreement), except for those consents or authorizations previously obtained and those filings previously made.

SECTION 3.05.    Securities Act Representations.    The Company has not offered or sold and will not offer or sell any shares of its Capital Stock in this offering other than to the Investor. Assuming the accuracy of the Investor’s representations pursuant to Section 4.02 hereof, the sale of the Common Shares hereunder will be exempt from the registration requirements of the Securities Act. Neither the Company, nor any of its Affiliates, or, to its knowledge, any Person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Common Shares hereunder. Neither the Company, nor any of its Affiliates, nor, to its knowledge, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security other than pursuant to this Agreement under circumstances that would require registration under the Securities Act of the Common Shares to be issued under this Agreement. The Company is eligible to use Form S-3 under the Securities Act to file the Registration Statement. The Company has not provided the Investor with any material non-public information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to engaging in the transactions contemplated by the Transaction Documents but that has not been so disclosed.

SECTION 3.06.    No Default.

The Company is not in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its property or assets is bound, which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.07.    No Brokers.    Other than Shoreline Pacific, LLC, no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s, placement or similar fee or other commission in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company.

SECTION 3.08.    SEC Reports; Financial Condition; No Adverse Changes.    (a)  The audited financial statements of the Company and the related notes thereto as of December 31, 2001 reported on by Ernst & Young LLP, independent auditors, contained in the SEC Reports, present fairly the financial position, results of operations and cash flows of the Company at such date and for the periods set forth therein. The unaudited financial statements of the Company and related notes thereto as of March 31, 2002 (such audited and unaudited financial statements, collectively, the “Financial Statements”) contained in the SEC Reports present fairly the financial position, results of operations and cash flows of the Company at such date and for the periods set forth therein. The Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles in the United States as in effect on the date of filing of such documents with the Commission, applied on a consistent basis (“GAAP”) (except for changes concurred in by the Company’s independent public auditors), subject to normal year-end accruals, unless otherwise expressly stated therein. Except as disclosed in the SEC Reports, from and after March 31, 2002 through the Closing Date, there has been no sale, transfer or other disposition by the Company of any material part of the business, property or securities of the Company (other than the grant of options and warrants and shares of Common Stock issued upon the exercise of outstanding options and warrants granted by the Company) and no purchase or other acquisition of any business, property or securities by the Company material in relation to the financial condition of the Company.

(b)  Except as are fully reflected or reserved against in the Financial Statements and the notes thereto or as set forth in or contemplated by the SEC Reports, there are no liabilities or obligations with respect to the Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) that, either individually or in the aggregate, after taking into account (a) the maximum reasonable amount of any liability that may arise on account of any litigation or other contingent liability or obligation (other than amounts that would be remote), (b) the earliest reasonable time at which any such liability or obligation may become due and (c) any reasonably expected insurance recovery with respect thereto, (1) could reasonably be expected to have a Material Adverse Effect and (2) would be required to be set forth or reflected in financial statements prepared in accordance with GAAP.

(c)  Since December 31, 2001, except as set forth in the SEC Reports, there has been no development or event, nor any prospective development or event known to the Company or any of its subsidiaries, or any litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a court or administrative agency of competent jurisdiction pending or overtly threatened or, to the knowledge of the Company, contemplated, or any action of any Governmental Authority, that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.09.    Use of Proceeds; Federal Regulations.    No part of the net proceeds from the sale of the Common Stock issued hereunder will be used in a manner that would violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Company will not use such proceeds other than for or in connection with general corporate purposes including, without limitation, working capital purposes.

SECTION 3.10.    Subsidiaries.    The Company has no subsidiaries.

SECTION 3.11.    RESERVED.

SECTION 3.12.    No Litigation.    Except as disclosed in the SEC Reports, no litigation or claim (including those for unpaid taxes), or environmental proceeding against the Company is pending or overtly threatened that, if determined adversely, could reasonably be expected to (after taking into consideration any reasonably expected insurance recovery with respect thereto) have a Material Adverse Effect on the Company.

SECTION 3.13.    Environmental Matters.    The Company is in compliance in all material respects with all applicable state and federal environmental laws, and no event or condition has occurred that may interfere in any material respect with the compliance by the Company with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

SECTION 3.14.    Intellectual Property.    The Company owns or has licenses to use certain patents, copyrights and trademarks (“intellectual property”) currently employed by it in connection with its business. To its knowledge, the Company has all intellectual property rights that are needed to conduct the business of the Company as it is now being conducted as such business is disclosed in the SEC Reports. To the Company’s knowledge, the intellectual property rights that the Company owns are valid and enforceable except where any such invalidity or unenforceability, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the use of such intellectual property by the Company does not infringe upon or conflict with any right of any third party, and, except as disclosed in the SEC Reports the Company has not received actual notice of any such infringement or conflict, other than in each case, with respect to alleged infringements or conflicts that, individually or in the aggregate, if determined adversely to the Company could not be reasonably expected to have a Material Adverse Effect. Except as set forth in the SEC Reports, the Company has no knowledge of any infringement of its intellectual property by any third party.

SECTION 3.15.    Insurance.    The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent. The Company has not received any written notice to the effect that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost except to the extent such increase (i) reflects market conditions generally and (ii) could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.16.    Related Party Transactions.    Except as disclosed in the SEC Reports and except for such transactions for which disclosure pursuant to Regulation S-K would not be required in an annual report on Form 10-K or another report required to be filed by the Company under the Exchange Act, none of the officers, directors, employees or 5% or greater shareholders of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors) including for transactions for which disclosure pursuant to Regulation S-K would be required, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or the advances of money or otherwise requiring payments to for from any such officer, director, employee or shareholder or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, employee or shareholder has a substantial interest or is an officer, director, trustee or partner with an affiliated company.

SECTION 3.17.    Permits.    The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and, except with respect to certain action by the FDA announced on April 30, 2002, there is no action pending or, to the knowledge of the Company, overtly threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company is not in conflict with, or in default or violation of, any of the Company Permits that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

SECTION 3.18.    Internal Accounting Controls.    The Company maintains a system of internal accounting controls sufficient in the judgment of the Company’s Board of Directors to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 3.19.    Tax Returns.    The Company has filed or caused to be filed all Federal tax returns and all material state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable by it on such returns or on any assessments received by it, except any such tax, the validity or amount of which is being contested in good faith by appropriate proceedings and as to which the Company has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles. The Company has not received any tax assessment, notice of audit, notice of proposed adjustment or deficiency notice from any taxing authority.

SECTION 3.20.    Disclosure.    The representations and warranties of the Company in this Agreement and the statements contained in the SEC Reports (at the time they were filed with the SEC, except as modified by subsequent SEC Reports) and the schedules, certificates and exhibits furnished to the Investor by or on behalf of the Company in connection herewith did not and do not contain any untrue statement of a material fact and did not and do not omit to state any material fact necessary to make the statements herein or therein not misleading. The SEC Reports contain all material information concerning the Company required to be set forth therein and no event or circumstance has occurred or exists since December 31, 2001,that would require the Company to disclose such event or circumstance in order to make the statements in the SEC

Reports not misleading as of the date of the Closing that has not been so disclosed. The Company hereby acknowledges that the Investor is and will be relying on the SEC Reports and the Company’s representations, warranties and covenants contained herein in making an investment decision with respect to the Common Shares and will be relying thereon (together with future SEC Reports filed with the Commission) in connection with any transfer of Common Shares.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby acknowledges, represents, warrants and covenants, to the Company as follows:

SECTION 4.01.    Authorization; Enforceability; No Violations; Consents.

(a)  The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority to execute, deliver and perform the terms and provisions of this Agreement and the Registration Rights Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby to be performed by it.

(b)  The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby to be performed by it do not and will not violate any provision of (i) the Investor’s organizational documents or (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree to which the Investor is subject. The Investor has duly executed and delivered this Agreement and has executed and delivered, or concurrently herewith is executing and delivering, the Registration Rights Agreement. Assuming the due execution hereof and thereof by the Company, each of this Agreement and the Registration Rights Agreement constitutes the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by limitations imposed by law and public policy on indemnification or exculpation).

(c)  No consent, approval, authorization or order of, or filing or registration with, any court or Governmental Authority or other Person, is required to be obtained or made by the Investor for the execution, delivery and performance by the Investor of the Transaction Documents or the consummation by the Investor of any of the transactions contemplated thereby, except for those consents or authorizations previously obtained and those filings previously made and except for any applicable filings with and approvals from the National Association of Securities Dealers.

SECTION 4.02.    Securities Act Representations; Legends.

(a)  The Investor understands that: (i) the offering and sale of the Common Shares to be issued and sold hereunder is intended to be exempt from the registration requirements of the Securities Act; (ii) the initial offer and sale of the Common Shares issuable hereunder has not been registered under the Securities Act or any other applicable securities laws and such securities may be resold only if registered under the Securities Act in compliance with the prospectus delivery requirements under the Securities Act and any other applicable securities laws or if an exemption from such registration requirements is available; and (iii) the Company is required to register any resale of the Common Shares under the Securities Act and any other applicable securities laws only to the extent provided in the Registration Rights Agreement.

(b)  The Investor represents that the Common Shares to be acquired by the Investor pursuant to this Agreement are being acquired for its own account and not with a view to, or for sale in connection with, any distribution thereof or (other than the resale of such Common Shares pursuant to an effective registration statement as contemplated by the Registration Rights Agreement) in violation of the Securities Act or any other securities laws that may be applicable.

(c)  The Investor represents that the Investor is not an affiliate (as such term is defined in the Securities Act) of the Company.

(d)  The Investor represents that the Investor (i) is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, (ii) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Common Stock and is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Common Shares; (iii) believes that its investment in the Common Shares is suitable for it based upon its objectives and financial needs, and the Investor has adequate means for providing for its current financial needs and business contingencies and has no present need for liquidity of investment with respect to the Common Shares; and (iv) has not purchased, sold or entered into any put option, short position or similar arrangement with respect to the Common Shares, and will not, for the term of this Agreement purchase, sell or enter into any such put option, short position or similar arrangement in any manner that violates the provisions of the Securities Act or the Exchange Act.

(e)  The Investor acknowledges that no oral or written statements or representations have been made to the Investor by or on behalf of the Company in connection with the offering and sale of the Common Shares hereunder other than those set forth in the SEC Reports, or as set forth herein or in the other Transaction Documents, and the Investor represents that it is not subscribing for the Common Shares as a result of, or in response to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

(f)  The Investor acknowledges that the Securities Act restricts the transferability of securities, such as the Common Shares, issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereunder, and that, unless sold pursuant to the Registration Statement and in compliance with the prospectus delivery provisions of the Securities Act, the transfer of such Common Shares is restricted.

(g)  The Investor has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Shares which have been requested by the Investor. The Investor has been afforded the opportunity to ask questions of the Company. The Investor understands that its investment in the Common Shares involves a significant degree of risk.

SECTION 4.03.    No Brokers.    No broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s, placement or similar fee or other commission from the Investor in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Investor.

SECTION 4.04.    Trading Guidelines.    The Investor has the right to sell shares of Common Stock during and after the Commitment Period, subject to compliance with applicable federal and state securities laws. The Investor agrees, however, that during the Commitment Period, the Investor will not directly or indirectly (including through any controlled Affiliates of the Investor or any entity managed by the Investor or any of its controlled Affiliates) offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock other than (i) the shares of Common Stock which the Investor has purchased under this Agreement or (ii) shares of Common Stock that the Investor or such controlled Affiliate already holds prior to such offer, contract, sale, loan or pledge (including for this purpose, in the case of a Draw Down Notice that has been delivered, the number of Draw Down Shares issuable in connection with such Draw Down Notice pursuant to Section 2.03 determined as of the proposed sale date for such Common Shares based upon the cumulative Daily Purchased Share Amount for each Trading Day in the applicable Valuation Period that has occurred through and including the proposed sale date). During the Commitment Period, the Investor and its controlled Affiliates and any entity managed by the Investor or any of its controlled Affiliates shall not directly or indirectly engage in short sales, short sales against the box, short straddles, short hedges, puts or calls involving the Common Stock or the Common Shares.

ARTICLE V

COVENANTS

SECTION 5.01.    Exemption from Registration; Limitation on Issuance of Securities.

The Company will not make any offer to sell, solicit any offer to buy, agree to sell or sell any security or right to acquire any security, except at such time and in such manner so as not to cause the loss of any of the exemptions for the offer and sale of the Common Shares from the registration requirements under the Securities Act or under the securities or “blue sky” laws of any jurisdiction in which such offer, sale or issuance is made.

SECTION 5.02.    Transfer Restrictions.

The Investor acknowledges that any proposed offer, sale, pledge or other transfer of Common Shares prior to the date that is two (2) years from the date of issuance (or such other date as may be required pursuant to Rule 144 under the Securities Act (or similar successor provision) as in effect from time to time), in the absence of registration under the Securities Act, is limited. Accordingly, prior to such passage of time or such registration (and subject to additional limitations if the Investor is deemed to be an “affiliate” of the Company within the meaning of Rule 144), the Common Shares may be offered, sold, pledged or otherwise transferred only (i) to the Company, (ii) in an offshore transaction in accordance with Rule 904 under the Securities Act, (iii) pursuant to any other exemption from registration provided by the Securities Act, (iv) pursuant to Rule 144 under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act in compliance with the prospectus delivery requirements under the Securities Act; in the case of any transfer pursuant to clause (ii) or (iii), the Company shall be entitled to receive an opinion of the selling Investor’s counsel, in form and substance reasonably satisfactory to the Company, to the effect that registration is not required in connection with such disposition.

SECTION 5.03.    Reservation of Common Shares.    The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, 4.8 million shares of

Common Stock (less the number of Common Shares previously issued hereunder) to provide for the issuance of the Common Shares to be issued hereunder.

SECTION 5.04.    Stock Listing.    The Company shall have the 4.8 million shares of Common Stock approved for quotation or listing, prior to issuance, upon the Principal Market upon which the Common Stock is listed or traded at the time of issuance of such Common Shares and shall use reasonable best efforts to maintain such listing.

SECTION 5.05.    Reporting Status.    The Company’s Common Stock is registered under Section 12(g) of the Exchange Act. So long as the Investor beneficially owns any Registrable Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

SECTION 5.06.    No Integration.    The Company shall not make any offers or sales of any security (other than the Common Shares) under circumstances that would require registration of the Common Shares being offered or sold hereunder under the Securities Act.

SECTION 5.07.    Registration Rights.    The Company shall cause the Registration Rights Agreement to remain in full force and effect until terminated in accordance with its terms and the Company shall use commercially reasonable best efforts to comply in all respects with the terms thereof.

SECTION 5.08.    Issuance of Draw Down Shares.    The sale and issuance of the Draw Down Shares shall be made in accordance with the provisions and requirements of Section 4(2) of the Securities Act and any applicable state law.

ARTICLE VI

CONDITIONS TO DELIVERY OF DRAW DOWN
NOTICES AND CONDITIONS TO SETTLEMENT

SECTION 6.01.    Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock.    The obligation hereunder of the Company to issue and sell the Draw Down Shares to the Investor incident to each Settlement is subject to the satisfaction, at or before each such Settlement, of each of the conditions set forth below.

(a)  Accuracy of the Investor’s Representation and Warranties.    The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the date of each such Settlement as though made at each such time (except for representations and warranties specifically made as of a particular date which shall be true and correct in all material respects as of the date when made).

(b)  Performance by the Investor.    The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Settlement.

(c)  No Injunction.    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

SECTION 6.02.    Conditions Precedent to the Right of the Company to Deliver a Draw Down Notice.    The right of the Company to deliver a Draw Down Notice hereunder is subject to the satisfaction, on the date of delivery of such Draw Down Notice, of each of the following conditions:

(a)  Effective Registration Statement.    (I)  As set forth in the Registration Rights Agreement, the Registration Statement shall have previously been declared effective and shall remain effective and sales of all of the Registrable Securities (including all of the Draw Down Shares issued with respect to all prior Draw Downs and all of the Draw Down Shares expected to be issued in connection with the Draw Down specified by the current Draw Down Notice (assuming for such purpose that the Purchase Price applicable to such Draw Down is the Floor Price)) may be made by the Investor thereunder, subject to its compliance with the prospectus delivery requirements under the Securities Act, and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has overtly threatened to do so, (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist and (iii) no event specified in Section 2.1(e) of the Registration Rights Agreement shall have occurred and be continuing.

(II)  The Company shall not have failed to obtain effectiveness of the Registration Statement within 120 days from the Closing Date, and the Registration Statement, after its initial effectiveness, shall not have lapsed in effect such that sales of all of the Registrable Securities otherwise cannot be made thereunder (whether by reason of the Company’s failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive Trading Days or more than ninety (90) Trading Days in any twelve (12) month period after the Registration Statement becomes effective.

(b)  Accuracy of the Company’s Representations and Warranties.    The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Draw Down Date as though made at such time (except for representations and warranties specifically made as of a particular date which shall be true and correct in all material respects as of the date when made).

(c)  Performance by the Company.    (I)  Subject to Section 2.05, the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to such date, nor shall there have occurred an Event of Default under this Agreement.

(II)  The Company shall not have (i) failed to issue shares of Common Stock to the Investor within two days following any Settlement Date as provided herein, (ii) failed to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the Investor as and when required by this Agreement or the Registration Rights Agreement, (iii) failed to pay any late fee assessed under

Section 2.05 ( to the extent that Section 2.05 requires the payment of such fee at such time) or (iv) failed to fulfill its obligations pursuant to this Agreement (or made any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph), and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for five (5) days after the Company shall have been notified thereof in writing by the Investor.

(d)  No Injunction.    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(e)  Material Adverse Changes.    Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred. For purposes of this Section 6.02(e) any changes resulting from general economic or market conditions (other than those relating to, or arising from, initiation, expansion or escalation of any military conflict or any act of terrorism) or conditions affecting the biopharmaceutical industry in general or fluctuations in the market price of the Company’s Common Stock shall not be deemed to constitute a “Material Adverse Effect” for purposes hereof.

(f)  No Suspension of Trading In or Delisting of Common Stock.    The trading of the Common Stock (including without limitation the Draw Down Shares) shall not have been suspended by the SEC, the Principal Market or the NASD since the immediately preceding Settlement Date or the Closing Date of this Agreement in the event there has been no Settlement Date and the Common Stock (including without limitation the Draw Down Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.

(g)  Comfort Letter.    The Comfort Letter(s) in respect of the Registration Statement, any Form 10-K covering the Company’s most recently completed fiscal year for which the Company has filed a Form 10-K or any Form 8-K containing substantial financial information incorporated by reference into the Registration Statement shall have been delivered prior to the date of delivery of such Draw Down Notice, reasonably satisfactory in form and substance to the Investors, and shall not have been rescinded.

(h)  No Defaults.    Immediately after consummation of the proposed sale of the Draw Down Shares to the Investor, the Company shall not be in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its property or assets is bound, which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i)  Trading Cushion.    The Valuation Period for any previous Draw-Down Notice shall have expired.

(j)  Maximum Share Amount.    In no event may the Company issue a Draw Down Notice to sell (i) an Investment Amount to the extent that the sum of (x) the number of shares of Common Stock represented by the quotient of (a) the requested Investment Amount, divided by (b) the Floor Price set forth in such Draw Down Notice, plus (y) the cumulative total of all Common Shares issued under all previous Draw Downs effected pursuant to this Agreement, would exceed the Maximum Share Amount or (ii) a number of shares in excess of the Draw Down Share Limitation.

(k)  Prospectus Supplement.     A supplement to the prospectus included in the Registration Statement (the “Prospectus Supplement”), in form and substance to be agreed upon by the parties, setting forth information regarding the Draw Down including, without limitation, the Draw Down Date, the Investment Amount, the number of shares sold to the Investor in connection with all previous Draw Downs, if not previously disclosed in an SEC Document, and any additional information required by SEC rules and regulations, including Item 507 of Regulation S-K, shall have been filed with the Commission and sufficient copies thereof delivered to the Investor on the Settlement Date.

(l)  Counsel Letter.    A letter of outside counsel (or, at the Company’s election in the case of clauses (ii) and (iii), of the Company’s General Counsel) with respect to the Registration Statement, rendered in form and substance in which “10b-5” letters are typically delivered, shall have been delivered, dated as of the date of delivery, which date shall not be earlier than the later to occur of (i) the effective date of the Registration Statement, (ii) the effective date of any post-effective amendment to the Registration Statement, (iii) the date of filing by the Company subsequent to the effective date of the Registration Statement of an Annual Report on Form 10-K or Quarterly Report on Form 10-Q.

SECTION 6.03.    Documents Required to be Delivered on each Draw Down Date.    The Investor’s obligation to purchase Common Shares pursuant to a Draw Down hereunder shall additionally be conditioned upon the delivery to the Investor on or before the Draw Down Date of a certificate in form and substance reasonably satisfactory to the Investor, executed by an executive officer of the Company to the effect that all conditions to the delivery of such Draw Down Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Draw Down Notice).

SECTION 6.04.    Draw Down Cancellation.

(a)  Mechanics of Draw Down Cancellation.  If at any time during a Valuation Period, (i) any of the conditions precedent to a Draw Down set forth in Section 6.02 shall no longer be satisfied as of any date during the Valuation Period, (iii) the Company discovers that the document referred to in Section 6.03 or the Comfort Letter(s) would not be deliverable in the precise form so delivered if delivered as of such date during the Valuation Period, (iii) the Company reasonably believes an event may occur which would result in or may require the suspension of the effectiveness of the Registration Statement prior to the applicable Settlement Date or (v) the Company determines reasonably and in good faith that the issuance and sale of Draw Down Shares during such Valuation Period could reasonably be expected to have a significant adverse effect on the trading or market prices for the Common Stock, then the Company shall cancel the Draw Down (a “Draw Down Cancellation”) immediately by delivering written notice to the Investor (the “Draw Down Cancellation Notice”), by facsimile (simultaneously sent by e-mail and with telephonic advice of the sending (which requirement will be deemed satisfied by leaving of recorded message)). The Draw Down Cancellation Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 9:30 a.m., New York City time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 9:30 a.m., New York City time, on a Trading Day, or at any time on a day which is not a Trading Day. No Draw Down Cancellation Notice may be deemed delivered on a day that is not a Trading Day. “Draw Down Cancellation Date” shall be the date the Draw Down Cancellation Notice is deemed delivered pursuant to the preceding sentence.

(b)  Effect of Draw Down Cancellation.    If a Draw Down Cancellation Notice has been delivered to the Investor after a Draw Down Date, the Valuation Period for such Draw Down shall end on the Draw Down Cancellation Date. In such event, the Investment Amount relating to such Draw Down shall be reduced by the Remaining Draw-down Amount as of the Draw Down Cancellation Date. Anytime a Draw Down Cancellation Notice is delivered to the Investor, such Draw Down shall remain effective as to the portion of the Investment Amount not canceled pursuant to the preceding sentence. Notwithstanding anything to the contrary contained in Section 6.04 or the delivery of a Draw Down Cancellation Notice under Section 6.04(a) or otherwise, the Company shall remain obligated to issue and sell to the Investor on the terms of this Agreement the cumulative Daily Purchased Share Amounts for each Trading Day in the applicable Valuation Period up to but not including the Draw Down Cancellation Date. The Investor shall promptly notify the Company in writing of the number of shares which the Company shall be obligated to deliver with respect to any Draw Down Notice that is the subject of a Draw Down Cancellation Notice.

ARTICLE VII

TERMINATION

SECTION 7.01.    Term.    Subject to the provisions of Section 7.02, the term of this Agreement shall run until the end of the Commitment Period. Notwithstanding the foregoing, the Company may terminate this Agreement at any time provided that, simultaneously with such termination, it shall make any payment required by Section 9.13.

SECTION 7.02.    Termination by the Investor.    The Investor may terminate the right of the Company to effect any Draw Downs under this Agreement upon one (i) Trading Day’s notice if any of the following events (each, an “Event of Default”) shall occur:

(a)  The Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

(b)  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company ;

(c)  The Company shall fail to maintain the listing of the Common Stock on a Principal Market;

(d)  The Registration Statement shall not have been declared effective by the Commission on or before the date which is 90 days from the date of this Agreement; or

(e)  a Change of Control shall have occurred.

ARTICLE VIII

NON-DISCLOSURE OF MATERIAL NON-PUBLIC INFORMATION

SECTION 8.01.    Non-Disclosure of Material Non-Public Information.

(a)  The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information to be treated as confidential by the Investor and provides the Investor and its advisors and representatives with the opportunity to accept or refuse to accept such material non-public information for review.

(b)  The Company acknowledges and understands that the Investor is entering into this Agreement and the Registration Rights Agreement at the request of the Company and in good faith reliance on the Company’s representation set forth in Section 3.05 of this Agreement that the Company has not provided the Investor with any material non-public information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to engaging in the transactions contemplated by the Transaction Documents but that has not been so disclosed.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.    Press Releases and Disclosure.    The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby. No party hereto shall issue thereafter any press release or like public statement (excluding any SEC Report or other filing with the SEC or state securities regulatory agencies, unless such SEC Report or filing contains material information not previously disclosed) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to all parties.

SECTION 9.02.    Expenses.    The Company will pay the documented, reasonable attorneys’ fees and expenses of the Investor in connection with the negotiation of the Transaction Documents and the review of the Registration Statement, subject to a maximum of $35,000, payable at the Closing.

SECTION 9.03.    Notices.    All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company to: Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121, Attention: General Counsel; Facsimile No.: (206) 256-0571 with copies

(which shall not constitute notice) to: Cooley Godward LLP, 4401 Eastgate Mall, San Diego, CA 92121-9109, Attention: Julie Robinson; Facsimile No.: (858) 550-6420 and (ii) if to the Investor, BNY Capital Markets, Inc., 32 Old Slip (15th Floor), New York, NY 10286, Attention: Raymond Lang, Managing Director; Facsimile No.: 212-804-5052, with copies (which shall not constitute notice) to: Pillsbury Winthrop LLP, One Battery Park Plaza, New York, New York, 10005, Attention: Ronald A. Fleming, Jr.; Facsimile No.: 212-858-1500. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service.

SECTION 9.04.    Entire Agreement.    This Agreement (together with the other Transaction Documents and all other documents delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

SECTION 9.05.    Amendment and Waiver.    This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

SECTION 9.06.    No Assignment; No Third Party Beneficiaries.    This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or the Investor. Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth above.

SECTION 9.07.    Severability.    This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

SECTION 9.08.    Further Assurances.    Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

SECTION 9.09.    Titles and Headings.    Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

SECTION 9.10.    Governing Law and Dispute Resolution.    Should any dispute between the parties arise under this Agreement, the Investor and the Company, through appropriately senior persons, shall first meet and attempt to resolve the dispute in face-to-face negotiations. This meeting shall occur within thirty (30) days of the time the dispute arises at a mutually agreed time and place.

If no resolution is reached, the Investor and the Company shall, within forty-five (45) days of the first meeting, attempt to settle the dispute by formal mediation. If the Parties cannot agree upon a mediator and the place of the mediation, the mediation shall be administered by the American Arbitration Association in New York, New York.

If no resolution is reached in mediation, the dispute shall be resolved by binding arbitration in New York, New York before a three-arbitrator panel, administered by the American Arbitration Association, with limited discovery.

Notwithstanding the foregoing dispute resolution and governing law provisions, the Investor and the Company shall each retain the right to seek judicial injunctive and other equitable relief where appropriate. In no event shall punitive damages or attorneys’ fees be awardable.

THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

SECTION 9.11.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

SECTION 9.12.    Reporting Entity for the Common Stock.    The reporting entity relied upon for the determination of the Daily Closing Price, trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg Financial.

SECTION 9.13.    Commitment Fee Payment.    In the event Company shall not issue Draw Down Shares for an aggregate Investment Amount of at least $6,250,000 prior to the termination of this Agreement, the Company shall pay the Investor the amount of $250,000 (pro rated for Draw Downs prior to the termination of this Agreement), payable two business days following termination of this Agreement. In no event shall the Investor receive payment from the Company pursuant to this Section 9.13 on more than one occasion.

SECTION 9.14.    Adjustments for Stock Splits, etc.    The Maximum Share Amount, the minimum Floor Price and calculations of the Average Daily Trading Volume shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits and similar events.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

DENDREON CORPORATION

By:	/s/ MARTIN A. SIMONETTI
Name: Martin A. Simonetti Title: CFO

BNY Capital Markets, Inc.

By:	/s/ WESLEY PRITCHETT
Name: Wesley Pritchett Title: Managing Director

EXHIBIT A

DENDREON CORPORATION

DRAW DOWN NOTICE

[Date]

BNY Capital Markets, Inc.
32 Old Slip, (15th Floor)
New York, NY 10286

Attn:  Raymond Lang

Reference is made to the Private Equity Line Financing Agreement between Dendreon Corporation (the “Company”) and BNY Capital Markets, Inc. dated as of June 11, 2002. The Company confirms that all conditions to the delivery of this Draw Down Notice are satisfied as of the date hereof.

Effective Date of Delivery of Draw Down Notice (determined pursuant to Section 2.03(b)):  __________

Number of Days in Valuation Period:  __________

First Date of Valuation Period:  __________

Last Date of Valuation Period:  __________

Settlement Date:  __________

Draw Down Amount (not to exceed Maximum Draw Down Amount):  __________

Calculation of Maximum Draw Down Amount:  __________

Floor Price Limitation (if none specified, $3.00):  __________

DENDREON CORPORATION

By:	_______________________________________
Name: Title:

EXHIBIT B

Form of Opinion of Cooley Godward LLP

1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.    The Company’s authorized capital stock consists of (a) eighty million (80,000,000) shares of common stock, and (b) ten million (10,000,000) shares of preferred stock.

3.    The Company has the corporate power and authority to execute and deliver the Financing Agreement and the Registration Rights Agreement. Each of the Financing Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance and as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

4.    The Draw Down Shares have been duly authorized and, when delivered against payment in full as provided in the Financing Agreement, will be validly issued, fully paid and nonassessable. The Company’s Common Stock is not subject to preemptive rights that will entitle any person to acquire any Draw Down Shares from the Company under the Company’s Amended and Restated Certificate of Incorporation or Bylaws, and to the best of our knowledge, the Company has not granted any applicable contractual preemptive rights. The Company’s Common Stock is not subject to statutory preemptive rights that will entitle any Person to acquire any Draw Down Shares from the Company.

5.    The execution and delivery of the Financing Agreement and the Registration Rights Agreement, the issuance and sale of the Draw Down Shares in accordance with the terms of the Financing Agreement and the performance by the Company of its obligations under the Financing Agreement and the Registration Rights Agreement: (i) do not violate any provision of the Company’s Amended and Restated Certificate of Incorporation or Bylaws in effect as of the date hereof, (ii) do not materially violate, or constitute a material default under any Material Agreement and (iii) do not violate any current governmental statute, rule or regulation in connection with the transactions contemplated by the Financing Agreement or the Registration Rights Agreement or, to the best of our knowledge, any judgment or order applicable to the Company as of the date hereof, the violation of which would materially and adversely affect the Company, its assets, financial condition or operations.

6.    No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the execution and delivery of the Financing Agreement or the Registration Rights Agreement, or the offer, sale or issuance of the Draw Down Shares pursuant to the Financing Agreement, or the performance by the Company of its obligations under the Financing Agreement and the Registration Rights Agreement (i) other than any filings which may be required by Regulation D of the rules and regulations promulgated under the Securities Act or state or foreign securities laws and (ii) other than in connection with the filing and effectiveness of the Registration Statement.

7.    Assuming that the sale and issuance of the Draw Down Shares occurred on the date hereof, the offer and sale of the Draw Down Shares is exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

Exhibit C

Dendreon / BNY—Draw Down Formula

	Draw Down $ Amount	$300,000
	Discount	3.00%
			5 Day Pricing Period
	Trading Day	0	1	2	3	4	5	Total
	Closing Price	4.00	4.25	4.50	4.75	5.00	5.00
1	Discounted Closing Price	3.88	4.12	4.37	4.61	4.85	4.85
2	Cumulative Pro Rata Daily $ Amount		$60,000.00	$59,072.16	$57,877.34	$56,288.03
3	Daily Purchased Share Amount*		15,464	14,338	13,244	12,210	11,001.574	66,258
4	Daily Purchased $ Amount		$63,711.34	$62,656.64	$61,055.96	$59,218.43	$53,357.63	$300,000.00
5	Remaining Draw Down $ Amount	$300,000	$236,288.66	$173,632.02	$112,576.06	$53,357.63	$0.00

(1)	“Discounted Closing Price” equals Closing Price minus the Discount
(2)	“Cumulative Pro Rata Daily $ Amount” equals previous day’s Remaining Draw Down $ Amount divided by Trading Days remaining in the Period
(3)	“Daily Purchased Share Amount” equals Cumulative Pro-Rata Daily $ Amount divided by the previous day’s Discounted Closing Price
(4)	“Daily Purchased $ Amount” equals Daily Purchased Share Amount multiplied by Discounted Closing Price
(5)	“Remaining Draw Down $ Amount” equals previous day’s Remaining Draw Down $ Amount minus Daily Purchased $ Amount

*	On the last valuation day (Trading Day 5), Daily Purchased Share Amount equals the Remaining Draw Down $ Amount divided by the Discounted Closing Price.